SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


                         Date of Report
                         June 27, 1997

                     GLOBESAT HOLDING CORP.
     (Exact name of registrant as specified in its charter)


                             Utah
         (State or other jurisdiction of incorporation)


   0-17322                                      87-0365154
(Commission File No.)                        (IRS Employer ID)


                  85 Skymark Drive, Suite 1703
              North York, Ontario, Canada M2H 3P2
     (Address of principal executive offices and Zip Code)


                         (416) 494-2013
      (Registrant's telephone number, including area code)

ITEM 1.  Changes in Control of Registrant.

(a) Effective June 11, 1997, the Registrant completed a transaction (the "Acquisition Transaction") with Richard S. Schapler (the "Vendor"), whereby the Registrant acquired all the issued and outstanding shares of International Monetary Services Inc. ("IMS"), a corporation organized under the laws of the Cayman Islands. In consideration of the foregoing, the Registrant issued 6,072,000 shares of its common stock to the individuals and entities named below, as directed by the Vendor. The Registrant also issued 750,000 shares to 21st Century Health Care Inc. ("21st Century"), a corporation organized under the laws of the Province of Ontario, as a finder's fee with respect to the Acquisition Transaction. The following table sets forth the respective number of shares of common stock of the Registrant together with the percentage of the issued and outstanding shares of common stock of the Registrant owned by each of the individuals and entities directed by the Vendor to receive such stock, after giving effect to the Acquisition Transaction and the issuance of shares to 21st Century.

Name                     Number of Shares         Percentage

The Millenium III Trust         101,200                 0.88%
Allen H. Ingles                  43,371                 0.37%
J. Henry Bostwick                28,914                 0.25%
Ralst & Co. Ltd.              1,179,699                10.20%
JMR Ltd.                      1,179,699                10.20%
Slalom Investments Ltd.       2,394,095                20.70%
Richard S. Schapler           1,145,022                 9.90%

TOTAL                         6,072,000                52.50%

     The Registrant now has 11,565,676 shares issued and outstanding.

(b) The Registrant does not know of any arrangements, including any pledge by any persons of securities of the Registrant or any of its parents, the operation of which may at a subsequent date result in a change in control of the Registrant.

ITEM 2.  Acquisition or Disposition of Assets.

Pursuant to the Acquisition Transaction, the Registrant acquired all the issued and outstanding shares of IMS. Reference is made to the share purchase agreement (the "Acquisition Agreement") between the Registrant and the Vendor, which is annexed as Exhibit 10.1 to thisForm 8-K.

On June 11, 1997, the Registrant also entered into a share purchase agreement (the "Windsor Sale Agreement") with Mel B. Greenspoon, the former Chairman and Chief Executive Officer of the Registrant, whereby the Registrant sold all its shares of its wholly-owned subsidiary, Windsor Acquisition Corp. ("Windsor"), to Mr. Greenspoon for $1.00. As at such date, Windsor had not earned any revenues since its incorporation, had outstanding accrued liabilities in excess of $300,000 and, in the view of management of the Registrant, had no prospects to earn any revenue in the foreseeable future. A copy of the Windsor Sale Agreement is annexed as Exhibit 10.2 to this Form 8-K.

Windsor holds an exclusive global license to market and distribute a cosmetic product known as the Novatone Facial Toner (the "Novatone" ). Prior to marketing the Novatone in the United States, approval must be obtained from the United States Food and Drug Administration (the "FDA" ). The Registrant had submitted an application to the FDA in order to seek such approval. To date, to the best of the Registrant's knowledge, FDA approval has not been obtained.

On June 11, 1997, the Registrant also entered into a share purchase agreement (the "Globesat I.T. Sale Agreement") with Mel B. Greenspoon, the former Chairman and Chief Executive Officer of the Registrant, whereby the Registrant sold all its shares of its wholly-owned subsidiary, Globesat Infrastructure Technologies Corp. ("Globesat I.T."), to Mr. Greenspoon. As at such date, Globesat I.T. had not earned any revenues since its incorporation, held certain distribution rights which were being challenged by the ultimate holder of the underlying rights and, in the view of management of the Registrant, had no prospects to earn revenue in the foreseeable future. A copy of the Globesat I.T. Sale Agreement is annexed as Exhibit 10.3 to this Form 8-K.

Globesat I.T holds certain distribution rights to a certain technology and an additive for enhancing cementitious products (hereinafter referred to as "Novacrete"). Novacrete is marketed and is to be manufactured by Stratford Acquisition Corp. ("Stratford"), a Minnesota company based in Burlington, Ontario, Canada. Stratford granted to Globesat I.T. exclusive distribution rights to Novacrete for Mexico, Chile and Argentina. Globesat I.T. also obtained rights to distribute Novacrete in the United States by way of an assignment of such rights by BGS Promotions Inc. ("BGS"). In consideration of its assignment of Novacrete rights, an aggregate sum of $1,000,000 over a period of five years is required to be paid to BGS by Globesat I.T. The first payment is due on July 31, 1997. To date, to the best of the Registrant's knowledge, Stratford has not manufactured any Novacrete in commercial volumes for distribution in any jurisdiction as contemplated in the above noted agreements.

The Registrant entered into a joint venture agreement with Startech Environmental Corp. ("Startech"), a Colorado company based in Wilton, Connecticut on February 19, 1996. Since that time, the Registrant has had limited dealings with Startech in respect of the implementation of this joint venture. The Registrant and Startech have mutually agreed to cease further negotiations, and as such, terminate any prospects for continuation of the joint venture relationship. The agreement between the Registrant and Startech provides that neither company shall have any recourse against the other in the event that the joint venture is not implemented, regardless of the reason for such non-implementation.

BUSINESS PLAN INCLUDING THE FOLLOWING INFORMATION:

General

The Registrant, through its wholly-owned IMS subsidiary, will be engaged in the business of purchasing precious metals bullion products (gold, silver, platinum, palladium, etc.) from a range of international sellers and mining institutions. Contract opportunities have been and are currently presented to IMS from a variety of international sources. Management of IMS is currently in the process of reviewing a range of contract opportunities involving the purchase of gold from mining institutions in several international jurisdictions.

Employees

IMS currently has no employees. Management of the Registrant expects to hire full-time employees or enter into management, marketing or other agreements as required.

Competition

The Registrant will encounter competition from other firms engaged in the business of purchasing precious metals bullion products. The industry is predicated to a large degree on business and personal relationships with mining institutions, refineries and international financial institutions. The Registrant will experience competition from a range of international entities of which many will have greater financial resources than IMS.

Offices

The Registrant's offices are located at 85 Skymark Drive, Suite 1703, North York, Ontario M2H 3P2 and the telephone number is (416) 494-2013. The
Registrant is currently not paying any rent for the use of this office facility.


ITEM 5.   Other Events

On June 20, 1997, Mel B. Greenspoon and Alan Greenspoon resigned as officers and directors of the Registrant, and Michael J. Bellman resigned as an officer of the Registrant. Their resignations were not because of any disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices. As a condition of the Acquisition Transaction, an aggregate of 1,250,000 options to purchase shares of common stock of the Registrant, held by management, were cancelled.

On June 20, 1997, Allan H. Ingles , Lorie W. Lovejoy and Richard S. Schapler were appointed to the board of directors of the Registrant, and Lee A. Greenspoon was appointed to the position of President and Chief Executive Officer.

Board of Directors

The following are biographies of the new directors:

Allen H. Ingles (56) resides in Toronto, Canada. Mr. Ingles is President of the Salesmaster Corporation of America (Canada) Limited, an importer, distributor and manufacturer of pharmaceutical and health care products for the Canadian and United States markets. Salesmaster has the exclusive distribution rights for Penaten baby products and Kwai garlic supplements for the Canadian market. Mr. Ingles is a pharmacist, educated at the University of Toronto.

Lorie W. Lovejoy (64) resides in the Bahamas. Mr. Lovejoy has had extensive international experience being involved in various aspects of trade finance, commodities sourcing and contracting, precious metals wholesaling, and various exporting businesses. Mr. Lovejoy formerly owned a fishing fleet and resided in Chile. Mr. Lovejoy was also the founder of a company specialising in retirement community development.

Richard S. Schapler (50) resides in the Cayman Islands. Mr. Schapler has over 15 years experience in the precious metals business, as well as extensive securities, commodities and brokerage experience. Mr. Schapler has had experience in the mobile home industry at the park development, financing, sales and general management levels. Mr. Schapler also has a background in the music industry as a performer and recording executive producer.

ITEM 7.   Financial Statements and Exhibits

(a)  Not required.

(b)  The following exhibits are hereby made part of this Form 8-K:

Exhibit No. 10.1    Acquisition Agreement

Exhibit No. 10.2    Windsor Sale Agreement

Exhibit No. 10.3    Globesat I.T. Sale Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorised.

GLOBESAT HOLDING CORP.


By: /S/ Lee A. Greenspoon
     President and Chief Executive Officer


By: /S/ Richard S. Schapler
     Director

DATED: June  27, 1997.







                               EXHIBIT 10.1

                         SHARE PURCHASE AGREEMENT


THIS AGREEMENT made as of the  29th day of May, 1997.


B E T W E E N :


          GLOBESAT HOLDING CORP., a corporation incorporated under the laws of the State of Utah

(the "Purchaser")


                                  - and -


          RICHARD SCHAPLER, an individual resident in the Cayman
          Islands, British West Indies

(the "Vendor").


WHEREAS the Vendor is the registered and beneficial owner of all of the issued and outstanding shares in the capital of International Monetary Services Inc. (the "Corporation");

AND WHEREAS the Vendor has represented to the Purchaser that the Corporation has entered into certain agreements in respect of precious metal bullion purchases and sales (the "Contracts");

AND WHEREAS the Purchaser wishes to purchase, and the Vendor wishes to sell, all the issued and outstanding shares in the capital of the Corporation on the terms and conditions herein contained;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained and the sum of $1.00 of lawful money of Canada and other good and valuable consideration paid by each of the parties hereto to each of the other parties hereto (the receipt and sufficiency of which are hereby acknowledged), it is agreed among the parties hereto as follows:



                                 ARTICLE 1

                              INTERPRETATION

Defined TermsDefined Terms

1.01 In this Agreement and in the Schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following terms and expressions will have the following meanings:

          (a) "Business" means the business carried on by the Corporation which primarily involves the purchase and sale of precious metal bullion;

          (b) "Business Day" means any day other than a day which is a Saturday, a Sunday or a statutory holiday in the City of Toronto, Province of Ontario;

          (c) "Closing Date" means June 6, 1997, or such other date as the Vendor and Purchaser may agree upon;

          (d) "Closing Time" means 10:00 a.m. (local time) on the Closing Date or such other time on the Closing Date as the parties hereto may agree upon;

          (e) "Contracts" mean, collectively, the contracts entered into by the Corporation with any party in respect of the purchase and sale of precious metal bullion, the particulars of which are set forth in Schedule "A" attached hereto, and including any and all future arrangements in respect of the purchase and sale of precious metal bullion or other commodities to be entered into with any party;

          (f) "Corporation" means International Monetary Services Inc., a corporation incorporated under the laws of the Cayman Islands;

          (g) "Encumbrances" means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

          (h) "GSAT Shares" has the meaning ascribed thereto in Section 2.02 hereof;

          (i) "Interim Period" means the period from and including the date of this Agreement to and including the Closing Date;


          (j) "Licenses" means all of the licenses, registrations and qualifications to do business held by the Corporation;

          (k) "person" means and includes any individual, corporation, partnership, firm, joint venture, syndicate, association, trust, government, governmental agency or board or commission or authority, and any other form of entity or organization;

          (l) "Purchased Shares" means the one hundred issued and outstanding shares in the capital of the Corporation being sold by the Vendor and purchased by the Purchaser hereunder; and

          (m) "Warranty Claim" means a claim made by either the Purchaser or the Vendor based on or with respect to the inaccuracy or non-performance or non-fulfilment or breach of any representation or warranty made by the other party contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby.

Best of KnowledgeBest of Knowledge

1.02 Any reference herein to "the best of the knowledge" of the Vendor will be deemed to mean the actual knowledge of the Vendor and the knowledge which he would have had had he conducted a diligent inquiry into the relevant subject matter. Any reference herein to "the best of the knowledge" of the Purchaser will be deemed to mean the actual knowledge of the Purchaser and the knowledge which it would have had its directors and officers conducted a diligent inquiry into the relevant subject matter.

SchedulesSchedules

1.03 The Schedules which are attached to this Agreement are incorporated into this Agreement by reference and are deemed to be part hereof.

CurrencyCurrency

1.04 Unless otherwise indicated, all dollar amounts referred to in this agreement are in lawful money of the United States of America.

Choice of Law and AttornmentChoice of Law and Attornment

1.05 This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The parties agree that the courts of that Province will have non-exclusive jurisdiction to determine all disputes and claims arising between the parties.


Interpretation Not Affected by Headings or Party DraftingInterpretation Not Affected by Headings or Party Drafting

1.06 The division of this Agreement into articles, sections, paragraphs, subsections and clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and the Schedules hereto and not to any particular article, section, paragraph, clause or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.
Each party hereto acknowledges that it and its legal counsel have reviewed and participated in settling the terms of this Agreement, and the parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

Number and GenderNumber and Gender

1.07 In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

          (a) words in the singular number include the plural and such words shall be construed as if the plural had been used;

          (b) words in the plural include the singular and such words shall be construed as if the singular had been used; and

          (c) words importing the use of any gender shall include all genders where the context or party referred to so requires, and the rest of the sentence shall be construed as if the necessary grammatical and terminological changes had been made.

Time of EssenceTime of Essence

     1.08      Time shall be of the essence hereof.


                                 ARTICLE 2

                             PURCHASE AND SALE

Purchased Shares

2.01 On the terms and subject to the fulfilment of the conditions hereof, the Vendor hereby agrees to sell, assign and transfer to the Purchaser, and the Purchaser hereby agrees to purchase and accept from the Vendor, the Purchased Shares.


Purchase Price

2.02 On closing, the price payable by the Purchaser to the Vendor for the Purchased Shares shall be satisfied in full by the issuance from treasury of 6,072,000 shares of common stock of the Purchaser (the "GSAT Shares") pursuant to the provisions of Regulation S promulgated under the United States Securities Act of 1933, as amended. For greater certainty, the GSAT Shares represent 52.5% of the issued and outstanding shares of common stock of the Purchaser after the issuance of shares to 21st Century Healthcare Inc.


                                 ARTICLE 3

                       REPRESENTATIONS AND WARRANTIES

Representations and Warranties by the Vendor

3.01 The Vendor hereby represents and warrants to the Purchaser as follows, and confirms that the Purchaser is relying upon the accuracy of each of such representations and warranties in connection with the purchase of the Purchased Shares and the completion of the other transactions hereunder:

     (1) Corporate Authority and Binding Obligation. The Vendor has good right and authority to enter into this Agreement and to sell, assign and transfer the Purchased Shares to the Purchaser in the manner contemplated herein and to perform all of the Vendor's obligations under this Agreement. The Corporation, its shareholder and board of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement and the sale and transfer of the Purchased Shares by the Vendor to the Purchaser.
         This Agreement is a legal, valid and binding obligation of the Vendor, enforceable against him in accordance with its terms subject to: (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally; and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

        (2) No Other Purchase Agreements. No person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, preemptive or contractual) capable of becoming an agreement, option or commitment, including convertible securities, warrants or convertible obligations of any nature, for:

          (a) the purchase, subscription, allotment or issuance of, or conversion into, any of the unissued shares in the capital of the Corporation or any securities of the Corporation;

          (b)     the purchase from the Vendor of any of the Purchased Shares;
                  or

          (c) the purchase or other acquisition from the Corporation of any of its undertaking, property or assets.

        (3) Contractual and Regulatory Approvals. Neither the Corporation nor the Vendor is under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, provincial, municipal or local government or governmental agency, board, commission or authority are required to be obtained by the Corporation or the Vendor:

          (a) in connection with the execution, delivery or performance by the Vendor or the Corporation of this Agreement or the completion of any of the transactions contemplated herein;

          (b) to avoid the loss of any permit, licence, certification or other authorization; or

          (c) in order that the authority of the Corporation to carry on the Business in the ordinary course and in the same manner as presently conducted remains in good standing and in full force and effect as of and following the closing of the transactions contemplated hereunder.

       (4)  Status, Constating Documents and Licenses.

         (a) The Corporation is a corporation duly incorporated and validly subsisting in all respects under the laws of its jurisdiction of incorporation. The Corporation has all necessary corporate power to own its properties and to carry on its business as it is now being conducted.

         (b) The articles, by-laws and other constating documents of the Corporation, as amended to the date hereof, are listed in Schedule "B" attached hereto and complete and correct copies of each of those documents have been delivered to the Purchaser.

         (c) The Corporation is duly licensed, registered and qualified as a corporation to do business, is up-to-date in the filing of all required corporate returns and other notices and filings and is otherwise in good standing in all respects, in each jurisdiction in which:

                (i)  it owns or leases property; or

                (ii) the nature or conduct of its business or any part
                     thereof, or the nature of the property of the Corporation or any part thereof, makes such qualification necessary or desirable to enable the Business to be carried on as now conducted or to enable the property and assets of the Corporation to be owned, leased and operated by it.

         All of the Corporation's Licenses are listed in Schedule "C" attached hereto and are valid and subsisting. Complete and correct copies of the Licenses have been delivered to the Purchaser.
         The Corporation is in compliance with all terms and conditions of the Licenses. There are no proceedings in progress, pending or, to the best of the knowledge of the Vendor, threatened, which could result in the revocation, cancellation or suspension of any of the Licenses.

     (5) Compliance with Constating Documents, Agreements and Laws. The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by the Vendor and the Corporation, and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach of or default under, or cause the acceleration of any obligations of the Corporation under:

          (a) any term or provision of any of the articles, by-laws or other constating documents of the Corporation;

          (b) the terms of any agreement (written or oral), indenture, instrument or understanding or other obligation or restriction to which the Corporation or the Vendor is a party or by which either of them is bound; or

          (c) any term or provision of any of the Licenses or any order of any court, governmental authority or regulatory body or any law or regulation of any jurisdiction in which the Business is carried on.

     (6) Corporate Records. The corporate records and minute books of the Corporation, all of which have been provided to the Purchaser, contain complete and accurate minutes of all meetings of the directors and shareholders of the Corporation held since its incorporation, and original signed copies of all resolutions and by-laws duly passed or confirmed by the directors or shareholders of the Corporation other than at a meeting. All such meetings were duly called and held. The share certificate books, register of security holders, register of transfers and register of directors and any similar corporate records of the Corporation are complete and accurate. All exigible security transfer tax or similar tax payable in connection with the transfer of any securities of the Corporation has been duly paid.

     (7) Authorized and Issued Capital. The authorized capital of the Corporation consists of 50,000 shares, each with a par value of $1.00, of which one hundred share have been duly issued and is outstanding as a fully paid and non-assessable share. No shares or other securities of the Corporation have been issued in violation of any laws, the articles of incorporation, by-laws or other constating documents of the Corporation or the terms of any shareholders' agreement or any agreement to which the Corporation is a party or by which it is bound. The Vendor owns all of the issued and outstanding shares of the Corporation as the shareholder of record and as the beneficial owner, with good and marketable title thereto, free and clear of any and all Encumbrances.

     (8) Shareholders Agreements, Etc. There are no shareholders' agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the shares of the Corporation.

     (9) Liabilities of the Corporation. Other than as set forth in the Contracts, there are no liabilities (contingent or otherwise) or obligations of the Corporation of any kind whatsoever, and there is no basis for assertion against the Corporation of any liabilities of any kind. The Corporation is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any person.

    (10) Indebtedness. The Corporation has no bonds, debentures, mortgages, promissory notes or other indebtedness and is not under any obligation to create or issue any bonds, debentures, mortgages, promissory notes or other indebtedness.

   (11) Commitments for Capital Expenditures. The Corporation is not committed to make any capital expenditures, nor have any capital expenditures been authorized by the Corporation.

   (12) Dividends and Distributions. The Corporation has not declared or paid any dividend or made any other distribution on any of its shares of any class, or redeemed or purchased or otherwise acquired any of its shares of any class, or reduced its authorized capital or issued capital, or agreed to do any of the foregoing.

   (13)  Tax Matters.

         (a) For purposes of this Agreement, the term "Governmental Charges" means and includes all taxes, customs duties, rates, levies, assessments, reassessments and other charges, together with all penalties, interest and fines with respect thereto, payable to any federal, provincial, municipal, local or other government or governmental agency, authority, board, bureau or commission, domestic or foreign.

         (b) The Corporation is under no obligation to prepare and file any tax returns and other documents in respect of Governmental Charges and no Governmental Charges are due and payable by the Corporation as of the date hereof.

         (c) There are no actions, suits, proceedings, investigations, enquiries or claims now pending or made or, to the best of the knowledge of the Vendor, threatened against the Corporation in respect of Governmental Charges.

    (14) Litigation. There are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of the Corporation or the Vendor) pending or, to the best of the knowledge of the Vendor, threatened, by or against or affecting the Corporation, at law or in equity, or before or by any court or any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

    (15) Title to Assets. The Corporation is the owner of and has good and marketable title to all of its properties and assets, free and clear of all Encumbrances whatsoever. No other person owns any assets which are being used in the Business. There are no agreements or commitments to purchase property or assets by the Corporation.

    (16) Deposit Accounts and Safe Deposit Boxes of the Corporation. The name and address of each bank, trust company or similar institution with which the Corporation has one or more accounts or one or more safe deposit boxes, the number of each such account and safe deposit box and the names of all persons authorized to draw thereon or to have access thereto are as set forth in Schedule "D" attached hereto.

    (17) Accounts Receivable and Inventory. There are no accounts receivable of the Corporation and the Corporation has no inventory.

    (18) Real and Leased Property. The Corporation does not own or have any right, title or interest in any real property. The Corporation is not the lessee under any lease of personal property.

    (19) Subsidiaries and Other Interests. The Corporation has no subsidiaries and does not own any securities issued by, or any equity or ownership interest in, any other person. The Corporation is not subject to any obligation to make any investment in or to provide funds by way of loan, capital contribution or otherwise to any person.

    (20) Partnerships or Joint Ventures. The Corporation is not a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind and is not party to any agreement under which the Corporation agrees to carry on any part of the Business or any other activity in such manner or by which the Corporation agrees to share any revenue or profit with any other person.

    (21) Restrictions on Doing Business. The Corporation is not a party to or bound by any agreement which would restrict or limit its right to carry on any business or activity or to solicit business from any person or in any geographical area or otherwise to conduct the Business as the Corporation may determine. The Corporation is not subject to any legislation or any judgment, order or requirement of any court or governmental authority which is not of general application to persons carrying on a business similar to the Business. To the best of the knowledge of the Vendor, there are no facts or circumstances which could materially adversely affect the ability of the Corporation to continue to operate the Business as presently conducted following the completion of the transactions contemplated by this Agreement.

    (22)  The Contracts.

          (a) The Corporation is not a party to or bound by any outstanding or executory agreement, contract or commitment, whether written or oral, except for the Contracts. Complete and correct copies of each of the Contracts have been provided to the Purchaser.

          (b) The Corporation, its shareholder and board of directors, as the case may be, have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, the Contracts and the performance of the obligations of the Corporation thereunder.

          (c) Each of the Contracts is a legal, valid and binding obligation of the Corporation, enforceable against it in accordance with its terms subject to: (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally; and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

          (d) The Corporation is not, and has never been, in default or breach of any of its obligations under any one or more of the Contracts and there exists no state of facts which, after notice or lapse of time or both, would constitute such a default or breach.

          (e) All of the Contracts are now in good standing and in full force and effect without amendment thereto, the Corporation is entitled to all benefits thereunder and, to the best of the knowledge of the Vendor, the other party to such Contracts is not in default or breach of any of its obligations thereunder.
              To the best of the knowledge of the Vendor, the Corporation has not and has never taken any steps to render the Contracts null and void.

     (23)  Employees. The Corporation does not have any employees.

     (24) Compliance with Laws. The Corporation is not in violation of any federal, provincial, municipal or other law, regulation or order of any government or governmental or regulatory authority, domestic or foreign, including, without limitation, any law, regulation or order relating to the Business.

     (25) Copies of Documents. Complete and correct copies (including all amendments) of all contracts, leases and other documents referred to in this Agreement or any Schedule hereto or required to be disclosed hereby have been delivered to the Purchaser.

     (26) Disclosure. No representation or warranty contained in this Section 3.01, and no statement contained in any Schedule, certificate, list, summary or other disclosure document provided or to be provided to the Purchaser pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

Representations and Warranties by the Purchaser

3.02 The Purchaser hereby represents and warrants to the Vendor as follows, and confirms that the Vendor is relying upon the accuracy of each of such representations and warranties in connection with the sale of the Purchased Shares and the completion of the other transactions hereunder:

     (1) Corporate Authority and Binding Obligation. The Purchaser is a corporation duly incorporated and validly subsisting in all respects under the laws of its jurisdiction of incorporation. The Purchaser has good right, full corporate power and absolute authority to enter into this Agreement, to purchase the Purchased Shares from the Vendor in the manner contemplated herein, to issue the GSAT Shares and to perform all of the Purchaser's obligations under this Agreement. The Purchaser and its board of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement, the issuance of the GSAT Shares and the purchase of the Purchased Shares by the Purchaser from the Vendor. This Agreement is a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms subject to: (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally; and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

     (2) Contractual and Regulatory Approvals. The Purchaser is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, provincial, municipal or local government or governmental agency, board, commission or authority are required to be obtained by the Purchaser:

         (a) in connection with the execution, delivery or performance by the Purchaser of this Agreement or the completion of any of the transactions contemplated herein; or

         (b) to avoid the loss of any permit, licence, certification or other authorization.

     (3) Compliance with Constating Documents, Agreements and Laws. The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by the Purchaser, and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach of or default under:

         (a) any term or provision of any of the articles, by-laws or other constating documents of the Purchaser;

         (b) the terms of any indenture, agreement (written or oral), instrument or understanding or other obligation or restriction to which the Purchaser is a party or by which it is bound; or

         (c) any term or provision of any licenses, registrations or qualification of the Purchaser or any order of any court, governmental authority or regulatory body or any applicable law or regulation of any jurisdiction.

     (4) No Other Purchase Agreements. Other than the agreement dated April 4, 1997 between the Purchaser and 21st Century Healthcare Inc., no person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, preemptive or contractual) capable of becoming an agreement, option or commitment, including convertible securities, warrants or convertible obligations of any nature, for:

         (a) the purchase, subscription, allotment or issuance of, or conversion into, any of the unissued shares in the capital of the Purchaser or any securities of the Purchaser; or

         (b) the purchase from the Purchaser of any of the GSAT Shares.

    (5)  Status, Constating Documents and Licenses.

         (a) The Purchaser is a corporation duly incorporated and validly subsisting in all respects under the laws of its jurisdiction of incorporation. The Purchaser has all necessary corporate power to own its properties and to carry on its business as it is now being conducted.

         (b) The articles, by-laws and other constating documents of the Purchaser, as amended to the date hereof, are listed in Schedule "E" attached hereto and complete and correct copies of each of those documents have been delivered to the Vendor.

         (c) The Purchaser is duly licensed, registered and qualified as a corporation to do business, is up-to-date in the filing of all required corporate returns and other notices and filings and is otherwise in good standing in all respects, in each jurisdiction in which:

             (i)    it owns or leases property; or

             (ii) the nature or conduct of its business or any part thereof, or the nature of the property of the Purchaser or any part thereof, makes such qualification necessary or desirable to enable the business to be carried on as now conducted or to enable the property and assets of the Purchaser to be owned, leased and operated by it.

            The Purchaser is duly registered under the Securities Exchange Act of 1934 and is not in default thereunder.

    (6) Corporate Records. The corporate records and minute books of the Purchaser, from the period January 18, 1996 to the present, contain complete and accurate minutes of all meetings of the directors and shareholders of the Corporation held during such period, and original signed copies of all resolutions and by-laws duly passed or confirmed by the directors or shareholders of the Corporation other than at a meeting. All such meetings were duly called and held. All exigible security transfer tax or similar tax payable in connection with the transfer of any securities of the Corporation has been duly paid.

    (7) Authorized and Issued Capital. The authorized capital of the Purchaser consists of 15,000,000 shares of common stock, of which 5,493,676 shares (after the issuance of 750,000 shares to 21st Century Healthcare Inc.) have been duly issued and are outstanding as fully paid and non-assessable shares. No shares or other securities of the Purchaser have been issued in violation of any laws, the articles of incorporation, by-laws or other constating documents of the Corporation or the terms of any shareholders' agreement or any agreement to which the Corporation is a party or by which it is bound.

    (8) Shareholders Agreements, Etc. To the best of the knowledge of the Purchaser, there are no shareholders' agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the shares of the Purchaser.

    (9) Liabilities of the Corporation. At the Closing Time, there will be no material liabilities (contingent or otherwise) or obligations of the Purchaser of any kind whatsoever, and there will be no basis for assertion against the Purchaser of any material liabilities of any kind. At such time, the Purchaser will not be a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any person.

   (10) Indebtedness. At the Closing Time, the Purchaser will have no bonds, debentures, mortgages, promissory notes or other indebtedness and will not be under any obligation to create or issue any bonds, debentures, mortgages, promissory notes or other indebtedness.


   (11) Commitments for Capital Expenditures. The Purchaser is not committed to make any capital expenditures, nor have any capital expenditures been authorized by the Purchaser.

   (12) Dividends and Distributions. Since September 30, 1996, the Purchaser has not declared or paid any dividend or made any other distribution on any of its shares of any class, or redeemed or purchased or otherwise acquired any of its shares of any class, or reduced its authorized capital or issued capital, or agreed to do any of the foregoing.

   (13) Tax Matters.

        (a) The Purchaser has duly and on a timely basis prepared and filed all tax returns and other documents required to be filed by it in respect of all Governmental Charges and such returns and documents are complete and correct.

         (b) The Purchaser has paid all Governmental Charges which are due and payable by it on or before the date hereof.

         (c) There are no actions, suits, proceedings, investigations, enquiries or claims now pending or made or, to the best of the knowledge of the Purchaser, threatened against the Purchaser in respect of Governmental Charges.

         (d) There are no agreements, waivers or other arrangements providing for any extension of time with respect to the filing of any tax return or other document or the payment of any Governmental Charges by the Purchaser or the period for any assessment or reassessment of Governmental Charges.

         (e) The Purchaser has withheld from each amount paid or credited to any person the amount of Governmental Charges required to be withheld therefrom and has remitted such Governmental Charges to the proper tax or other receiving authorities within the time required under applicable legislation.

    (14) Litigation. There are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of the Purchaser) pending or, to the best of the knowledge of the Purchaser, threatened, by or against or affecting the Purchaser, at law or in equity, or before or by any court or any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

    (15) Title to Assets. The Purchaser is the owner of and has good and marketable title to all of its properties and assets, free and clear of all Encumbrances whatsoever. No other person owns any assets which are being used in its business. There are no agreements or commitments to purchase property or assets by the Purchaser.


    (16) Deposit Accounts and Safe Deposit Boxes of the Purchaser. The name and address of each bank, trust company or similar institution with which the Purchaser has one or more accounts or one or more safe deposit boxes, the number of each such account and safe deposit box and the names of all persons authorized to draw thereon or to have access thereto are as set forth in Schedule "F" attached hereto.

    (17) Accounts Receivable and Inventory. There are no accounts receivable of the Purchaser and the Purchaser has no inventory.

    (18) Real and Leased Property. The Purchaser does not own or have any right, title or interest in any real property. The Purchaser is not the lessee under any lease of personal property.

    (19) Subsidiaries and Other Interests. At the Closing Time, unless otherwise agreed by the parties hereto, the Purchaser will have no subsidiaries and will not own any securities issued by, or any equity or ownership interest in, any other person. At such time, the Purchaser will not be subject to any obligation to make any investment in or to provide funds by way of loan, capital contribution or otherwise to any person.

    (20) Partnerships or Joint Ventures. At the Closing Time, unless otherwise agreed by the parties hereto, the Purchaser will not be a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind and will not be a party to any agreement under which the Purchaser agrees to carry on any part of the Business or any other activity in such manner or by which the Purchaser agrees to share any revenue or profit with any other person.

    (21) Restrictions on Doing Business. The Purchaser is not a party to or bound by any agreement which would restrict or limit its right to carry on any business or activity or to solicit business from any person or in any geographical area or otherwise to conduct its business as the Purchaser may determine. The Purchaser is not subject to any legislation or any judgment, order or requirement of any court or governmental authority which is not of general application to persons carrying on a business similar to the business of the Purchaser. To the best of the knowledge of the Purchaser, there are no facts or circumstances which could materially adversely affect the ability of the Purchaser to continue to operate its business as presently conducted following the completion of the transactions contemplated by this Agreement.

    (22) Employees.  The Purchaser does not have any employees.

    (23) Compliance with Laws. The Purchaser is not in violation of any federal, provincial, municipal or other law, regulation or order of any government or governmental or regulatory authority, domestic or foreign, including, without limitation, any law, regulation or order relating to its business.

    (24) Copies of Documents. Complete and correct copies (including all amendments) of all contracts, leases and other documents referred to in this Agreement or any Schedule hereto or required to be disclosed hereby have been delivered to the Vendor.

    (25) Disclosure. No representation or warranty contained in this Section 3.02, and no statement contained in any Schedule, certificate, list, summary or other disclosure document provided or to be provided to the Vendor pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact which is necessary in order to make the statements contained therein not misleading.


                                 ARTICLE 4

       SURVIVAL AND LIMITATIONS OF REPRESENTATIONS AND WARRANTIES

Survival of Warranties by the Vendor

4.01 The representations and warranties made by the Vendor and contained in this Agreement, or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive the closing of the purchase of the Purchased Shares provided for herein and, notwithstanding such closing or any investigation made by or on behalf of the Purchaser or any other person or any knowledge of the Purchaser or any other person, shall continue in full force and effect for the benefit of the Purchaser, subject to the following provisions of this section.

         (a) Except as provided in paragraph (b) of this section, no Warranty Claim may be made or brought by the Purchaser after the date which is two (2) years following the Closing Date.

         (b) Any Warranty Claim which is based upon or relates to the title to the Purchased Shares or which is based upon intentional misrepresentation or fraud by the Vendor may be made or brought by the Purchaser at any time.

After the expiration of the period of time referred to in paragraph (a) of this section, the Vendor will be released from all obligations and liabilities in respect of the representations and warranties made by the Vendor and contained in this Agreement or in any document or certificate given in order to carry out the transactions contemplated hereby, except with respect to any Warranty Claims made by the Purchaser in writing prior to the expiration of such period and subject to the rights of the Purchaser to make any claim permitted by paragraph (b) of this section.

Survival of Warranties by Purchaser

4.02 The representations and warranties made by the Purchaser and contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby will survive the closing of the purchase and sale of the Purchased Shares provided for herein and, notwithstanding such closing or any investigation made by or on behalf of the Vendor or any other person or any knowledge of the Vendor or any other person, shall continue in full force and effect for the benefit of the Vendor, provided that no Warranty Claim may be made or brought by the Vendor after the date which is two (2) years following the Closing Date.

                                 ARTICLE 5

                                 COVENANTS

Covenants by the Vendor

5.01 The Vendor hereby covenants to the Purchaser that he will do or cause to be done the following:

(1) Investigation of Business and Examination of Documents. During the Interim Period, and immediately following execution of this Agreement, the Vendor will provide and will cause the Corporation to provide access to, and will permit the Purchaser, through its representatives, to make such investigation of, the operations, assets and records of the Corporation and of its financial and legal condition as the Purchaser deems necessary or advisable to familiarize itself with such operations, assets, records and other matters. Without limiting the generality of the foregoing, during the Interim Period, the Vendor will produce for inspection and provide copies to the Purchaser of:

     (a) all agreements and other documents referred to in Section 3.01 hereof or in any of the Schedules attached hereto including, without limitation, the Contracts, and all other contracts, leases, licenses, title documents, title opinions, insurance policies, information relating to customers and suppliers of the Corporation, documents relating to all indebtedness, documents relating to legal or administrative proceedings and all other documents of or in the possession of the Corporation or relating to the Business;

     (b) all minute books, share certificate books, registers of security holders, registers of transfers of securities, registers of directors and other corporate documents of the Corporation;

     (c) all books, records, accounts, tax returns and financial statements of the Corporation; and

     (d) all other information which, in the reasonable opinion of the Purchaser's representatives, is required in order to make an examination of the Corporation and the Business.

     Such investigations and inspections shall not mitigate or affect the representations and warranties of the Vendor hereunder, which shall continue in full force and effect.

(2) Conduct of Business. Except as contemplated by this Agreement or with the prior written consent of the Purchaser, during the Interim Period the Vendor will, and will cause the Corporation to:

     (a) operate the Business only in the ordinary course thereof, consistent with past practices;

     (b) take all actions within their control to ensure that the representations and warranties in Section 3.01 hereof remain true and correct at the Closing Time, with the same force and effect as if such representations and warranties were made at and as of the Closing Time, and to satisfy or cause to be satisfied the conditions in Section 6.01 hereof;

      (c) promptly advise the Purchaser of any facts that come to their attention which would cause any of the Vendor's representations and warranties herein contained to be untrue in any respect;

      (d) take all action to preserve the Business and the goodwill of the Corporation and its relationships with the parties to the Contracts and others having business dealings with it and to maintain in full force and effect all agreements to which the Corporation is a party, and take all other action reasonably requested by the Purchaser in order that the Business and the condition of the Corporation will not be impaired during the Interim Period;

      (e) promptly advise the Purchaser in writing of any material adverse change in the Business or the condition of the Corporation during the Interim Period;

      (f) maintain the books, records and accounts of the Corporation in the ordinary course and record all transactions on a basis consistent with past practice;

      (g) ensure that the Corporation does not create, incur or assume any debt (including obligations in respect of leases) or create any Encumbrance upon any of its properties or assets or guarantee or otherwise become liable for the obligations of any other person or make any loans or advances to any person;

      (h) ensure that the Corporation does not sell or otherwise dispose of any of its assets;

      (i) ensure that the Corporation does not terminate or waive any right of value of the Business;

      (j) ensure that the Corporation does not make any capital expenditures;

      (k) maintain the inventories of the Business in accordance with past practice;

      (l) keep in full force all of the Corporation's current insurance policies;

      (m) take all actions within their control to ensure that the Corporation performs all of its obligations falling due during the Interim Period under all agreements to which the Corporation is a party or by which it is bound including, without limitation, the Contracts;

      (n) not take any action to amend the articles of incorporation or by-laws of the Corporation; and

      (o) ensure that the Corporation does not declare or pay any dividends, redeem or repurchase any shares in the capital of the Corporation or make any other distributions in respect of the shares of the Corporation.

(3) Transfer of Purchased Shares. At or before the Closing Time, the Vendor will cause all necessary steps and corporate proceedings to be taken in order to permit the Purchased Shares to be duly and regularly transferred to the Purchaser.

(4) Election of Directors. At or before the Closing Time, the Vendor will cause each of Lee A. Greenspoon and Allen H. Ingles to be elected as directors of the Corporation and shall promptly notify the Registrar of Companies of same (such that, following the Closing Time, the board of directors of the Corporation shall be composed of the Vendor, Lorie W. Lovejoy, Lee A. Greenspoon and Allen H. Ingles).

(5) Management Agreement. At the Closing Time, the Vendor will execute and deliver, and will cause Slalom Management Ltd. to execute and deliver, to the Corporation a management agreement in the form of the draft agreement attached hereto as Schedule "G".

Covenants by the Purchaser

5.02 The Purchaser covenants to the Vendor that it will do or cause to be done the following:

(1) Confidentiality. Prior to the Closing Time and, if the transaction contemplated hereby is not completed, at all times after the Closing
      Time, the Purchaser will keep confidential all information obtained by it relating to the Corporation and the Business, except such information which: (i) prior to the date hereof was already in the possession of the Purchaser, as demonstrated by written records; (ii) is generally available to the public, other than as a result of a disclosure by the Purchaser; or
      (iii) is made available to the Purchaser on a non-confidential basis from a source other than the Vendor or his representatives. The Purchaser further agrees that such information will be disclosed only to those of its employees and representatives of its advisors who need to know such information for the purposes of evaluating and implementing the transaction contemplated hereby. Notwithstanding the foregoing provisions of this paragraph, the obligation to maintain the confidentiality of such information will not apply to the extent that disclosure of such information is required in connection with governmental or other applicable filings relating to the transactions hereunder, provided that, in such case, unless the Vendor otherwise agrees, the Purchaser will, if possible, request confidentiality in respect of such governmental or other filings.

(2) Conduct of Business. Except as contemplated by this Agreement or with the prior written consent of the Vendor, during the Interim Period the Purchaser will:

      (a) operate its business only in the ordinary course thereof, consistent with past practices (except to the extent the Purchaser is required to comply with subparagraph 5.02(5) hereof);

      (b) take all actions within its control to ensure that the representations and warranties in Section 3.01 hereof remain true and correct at the Closing Time, with the same force and effect as if such representations and warranties were made at and as of the Closing Time, and to satisfy or cause to be satisfied the conditions in Section 6.01 hereof;

      (c) promptly advise the Vendor of any facts that come to its attention which would cause any of the Purchaser's representations and warranties herein contained to be untrue in any respect;

      (d) except to the extent the Purchaser is required to comply with subparagraph 5.02(5) hereof, promptly advise the Vendor in writing of any material adverse change in the business or the condition of the Purchaser during the Interim Period;

      (e) maintain the books, records and accounts of the Purchaser in the ordinary course and record all transactions on a basis consistent with past practice;

      (f) ensure that the Purchaser does not create, incur or assume any debt (including obligations in respect of leases) or create any Encumbrance upon any of its properties or assets or guarantee or otherwise become liable for the obligations of any other person or make any loans or advances to any person;

      (g) except to the extent the Purchaser is required to comply with subparagraph 5.02(5) hereof, ensure that the Purchaser does not sell or otherwise dispose of any of its assets;

      (h) ensure that the Corporation does not make any capital expenditures;

      (i) except to the extent the Purchaser is required to comply with subparagraph 5.02(5) hereof, take all actions within its control to ensure that the Purchaser performs all of its obligations falling due during the Interim Period under all agreements to which the Corporation is a party or by which it is bound;

     (j) not take any action to amend the articles of incorporation or by-laws of the Corporation; and

     (k) ensure that the Corporation does not declare or pay any dividends, redeem or repurchase any shares in the capital of the Corporation or make any other distributions in respect of the shares of the Corporation.

(3) Transfer of Purchased Shares. At or before the Closing Time, the Purchaser will cause all necessary steps and corporate proceedings to be taken in order to permit the GSAT Shares to be duly and regularly transferred to the Vendor.

(4) Resignation of Officers and Directors and Appointment of Nominees. At or before the Closing Time, the Purchaser will cause Mel B. Greenspoon and Allan Greenspoon to submit their written resignations as directors and officers of the Purchaser which will be effective at the Closing Time.
     The Purchaser will also take such steps as are required in order that each of Allen H. Ingles, Lorie W. Lovejoy and the Vendor are appointed to the board of directors of the Purchaser as soon as practicable following the Closing Time (such that, following the Closing Time, the board of directors of the Purchaser shall be composed of the Vendor, Lorie W. Lovejoy, Allan Ingles, Lee A. Greenspoon and Daryl Lustig).

(5) Assets and Liabilities. At the Closing Time, the Purchaser shall have no material assets and no material liabilities other than legal, accounting or other professional fees and expenses which are necessary to give effect to the transactions contemplated hereby. The Purchaser covenants and agrees to use its reasonable best efforts to keep the such fees and expenses below $30,000.

(6) Management Agreement. Immediately following the Closing Time, the Purchaser will cause the Corporation to execute and deliver to Slalom Investments Ltd. and the Vendor a management agreement in the form of the draft agreement attached hereto as Schedule "G"


                                 ARTICLE 6

                                CONDITIONS

Conditions to the Obligations of the Purchaser

6.01 Notwithstanding anything herein contained, the obligation of the Purchaser to complete the transactions provided for herein will be subject to the fulfilment of the following conditions at or prior to the Closing Time, and the Vendor covenants to use his best efforts to ensure that such conditions are fulfilled.

(1) Due Diligence Review. The Purchaser shall be satisfied, acting reasonably, in its sole discretion, following the carrying out of a due diligence review of the Corporation as described in Subsection 5.01(1) hereof, as the Purchaser deems appropriate.

(2) Accuracy of Representations and Warranties and Performance of Covenants. The representations and warranties of the Vendor contained in this Agreement or in any documents delivered in order to carry out the transactions contemplated hereby shall be true and accurate on the date hereof and at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in this Agreement or in any Schedule or other document made pursuant hereto is given). In addition, the Vendor shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by him at or prior to the Closing Time. In addition, the Vendor shall have delivered to the Purchaser a certificate in the form of Schedule "H" attached hereto confirming that the facts with respect to each of such representations and warranties by the Vendor are as set out herein at the Closing Time and that the Vendor has performed all covenants required to be performed by them hereunder.

(3)  Material Adverse Changes.   During the Interim Period, there will have been
     no change in the Business or the Condition of the Corporation, howsoever arising. Without limiting the generality of the foregoing, during the Interim Period, none of the parties to the Contracts will have ceased, or advised the Corporation or the Purchaser of their intention to cease, selling or doing business with the Corporation.

(4) No Restraining Proceedings. No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction shall have been made, and no action or proceeding shall be pending or threatened which, in the opinion of counsel to the Purchaser, is likely to result in an order, decision or ruling:

     (a) to disallow, enjoin, prohibit or impose any limitations or conditions on the purchase and sale of the Purchased Shares and the GSAT Shares contemplated hereby, the right of the Purchaser to own the Purchased Shares or the right of the Vendor to own the GSAT Shares; or

     (b) to impose any limitations or conditions which may have an adverse affect on the Business or the condition of the Corporation.

(5) Consentss. All consents required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding upon the parties hereto shall have been obtained.

(6) Releases by Directors and Officers. At the Closing Time, each person who is a director or officer of the Corporation and the Purchaser who is resigning as such shall have executed and delivered a full and final release to the Corporation and the Purchaser, as the case may be, a release in form satisfactory to the Vendor and the Purchaser, acting reasonably.

(7) Opinion of Vendor's Counsel. At the Closing Time, the Purchaser shall have received an opinion of legal counsel for the Vendor, in form satisfactory to the Purchaser, acting reasonably, opinion may rely on certificates of one or more senior officers of the Vendor and the Corporation as to factual matters.

Waiver or Termination by Purchaser

6.02 The conditions contained in Section 6.01 hereof are inserted for the exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser at any time. The Vendor acknowledges that the waiver by the Purchaser of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Vendor herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in Section 6.01 hereof are not fulfilled or complied with as herein provided, the Purchaser may, at or prior to the Closing Time at its option, rescind this Agreement by notice in writing to the Vendor and in such event the Purchaser shall be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Vendor or the Corporation, then the Vendor shall also be released from all obligations hereunder.

Conditions to the Obligations of the Vendor

6.03 Notwithstanding anything herein contained, the obligations of the Vendor to complete the transactions provided for herein will be subject to the fulfilment of the following conditions at or prior to the Closing Time, and the Purchaser will use its best efforts to ensure that such conditions are fulfilled.

(1) Accuracy of Representations and Warranties and Performance of Covenants.
    The representations and warranties of the Purchaser contained in this Agreement or in any documents delivered in order to carry out the transactions contemplated hereby will be true and accurate on the date hereof and at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in this Agreement or any such Schedule or other document made pursuant hereto is given). In addition, the Purchaser shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it at or prior to the Closing Time. In addition, the Purchaser shall have delivered to the Vendor a certificate in the form of Schedule "J" attached hereto confirming that the facts with respect to each of the representations and warranties of the Purchaser are as set out herein at the Closing Time and that the Purchaser has performed each of the covenants required to be performed by it hereunder.

(2) No Restraining Proceedings. No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction shall have been made, and no action or proceeding shall be pending or threatened which, in the opinion of counsel to the Vendor, is likely to result in an order, decision or ruling, to disallow, enjoin or prohibit the purchase and sale of the Purchased Shares or the GSAT Shares contemplated hereby.

(3) Consents. All consents required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding upon the parties hereto shall have been obtained.

(4) Certificate re: Issued and Outstanding Shares. The Vendor will have received a certificate from the registrar and transfer agent of the Purchaser dated as of the Closing Date setting forth the number of issued and outstanding shares of common stock of the Purchaser as of such date.

Waiver or Termination by Vendor

6.04 The conditions contained in Section 6.03 hereof are inserted for the exclusive benefit of the Vendor and may be waived in whole or in part by the Vendor at any time. The Purchaser acknowledges that the waiver by the Vendor of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Purchaser herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in Section 6.03 hereof are not fulfilled or complied with as herein provided, the Vendor may, at or prior to the Closing Time at their option, rescind this Agreement by notice in writing to the Purchaser and in such event the Vendor shall be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Purchaser, then the Purchaser shall also be released from all obligations hereunder.


                                 ARTICLE 7

                                  CLOSING

Closing Arrangements

7.01 Subject to the terms and conditions hereof, the transactions contemplated herein shall be closed the Closing Time at Anderson Square Building, George Town, Grand Cayman, Cayman Islands, B.W.I., or at such other place or places as may be mutually agreed upon by the Vendor and the Purchaser.

Documents to be Delivered

7.02 At or before the Closing Time, the Vendor shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Purchaser all documents, instruments and things which are to be delivered by the Vendor pursuant to the provisions of this Agreement, (including, without limitation, the Purchased Shares) and the Purchaser shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Vendor all documents, instruments and things which the Purchaser is to deliver or to cause to be delivered pursuant to the provisions of this Agreement (including, without limitation, the GSAT Shares).


                                 ARTICLE 8

                              INDEMNIFICATION

Indemnity by the Vendor

8.01 (a) The Vendor hereby agrees to indemnify and save the Purchaser harmless from and against any claims, demands, actions, causes of action, damage, loss, deficiency, cost, liability and expense which may be made or brought against the Purchaser or which the Purchaser may suffer or incur as a result of, in respect of or arising out of:

        (i) any non-performance or non-fulfilment of any covenant or agreement on the part of the Vendor contained in this Agreement or in any document given in order to carry out the transactions contemplated hereby; and

       (ii) any material misrepresentation, inaccuracy, incorrectness or breach of any representation or warranty made by the Vendor contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby.

     (b)  The obligations of indemnification by the Vendor pursuant to paragraph
          (a) of this section will be subject to the limitations referred to in
          Section 4.01 hereof with respect to the survival of the representations and warranties by the Vendor.

Indemnity by the Purchaser

8.02 (a) The Purchaser hereby agrees to indemnify and save the Vendor harmless from and against any claims, demands, actions, causes of action, damage, loss, deficiency, cost, liability and expense which may be made or brought against the Vendor or which the Vendor may suffer or incur as a result of, in respect of or arising out of:

        (i) any non-performance or non-fulfilment of any covenant or agreement on the part of the Purchaser contained in this Agreement or in any document given in order to carry out the transactions contemplated hereby; and

       (ii) any material misrepresentation, inaccuracy, incorrectness or breach of any representation or warranty made by the Purchaser contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby.

    (b) The obligations of indemnification by the Purchaser pursuant to paragraph (a) of this section will be subject to the limitations referred to in Section 4.02 hereof with respect to the survival of the representations and warranties by the Purchaser.

                                ARTICLE 9

                           GENERAL PROVISIONS

Further Assurances

9.01 Each of the Vendor and the Purchaser hereby covenants and agrees that at any time and from time to time after the Closing Date it will, upon the request of the others, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required for the better carrying out and performance of all the terms of this Agreement.

Notices

9.02 Any notice, designation, communication, request, demand or other document, required or permitted to be given or sent or delivered hereunder to any party hereto shall be in writing and shall be sufficiently given or sent or delivered if it is:

          (a) delivered personally to an officer or director of such party;

          (b) sent to the party entitled to receive it by registered mail, postage prepaid; or

          (c) sent by telecopy machine.

Notices shall be sent to the following addresses or telecopy numbers:

                   (i)         in the case of the Vendor,

                               Richard Schapler
                               c/o P.O. Box 866
                               Anderson Square Building
                               George Town, Grand Cayman
                               Cayman Islands, B.W.I.

                               Telecopier:    (345) 947-7901

                 (ii)          in the case of the Purchaser,

                               Globesat Holding Corp.
                               BCE Place, Box 754
                               181 Bay Street, Suite 1800
                               Toronto, Ontario  M5J 2T9

                               Attention: Avi S. Greenspoon

                               Telecopier:    (416) 863-1515

or to such other address or telecopier number as the party entitled to or receiving such notice, designation, communication, request, demand or other document shall, by a notice given in accordance with this section, have communicated to the party giving or sending or delivering such notice, designation, communication, request, demand or other document.

Any notice, designation, communication, request, demand or other document given or sent or delivered as aforesaid shall:

          (d) if delivered as aforesaid, be deemed to have been given, sent, delivered and received on the date of delivery;

          (e) if sent by mail as aforesaid, be deemed to have been given, sent, delivered and received (but not actually received) on the fourth Business Day following the date of mailing, unless at any time between the date of mailing and the fourth Business Day thereafter there is a discontinuance or interruption of regular postal service, whether due to strike or lockout or work slowdown, affecting postal service at the point of dispatch or delivery or any intermediate point, in which case the same shall be deemed to have been given, sent, delivered and received in the ordinary course of the mails, allowing for such discontinuance or interruption of regular postal service; and

          (f) if sent by telecopy machine, be deemed to have been given, sent, delivered and received on the date the sender receives the telecopy answer back confirming receipt by the recipient.

Counterparts

9.03 This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.

Expenses of Parties

9.04 Each of the parties hereto shall bear all expenses incurred by it in connection with this Agreement including, without limitation, the charges of their respective counsel, accountants, financial advisors and finders.

Brokerage and Finder's Fees

9.05 The Vendor agrees to indemnify the Purchaser and the Corporation and hold each of them harmless in respect of any claim for brokerage or other commissions relative to this Agreement or the transactions contemplated hereby which is caused by actions of the Vendor or any of his affiliates. The Purchaser will indemnify the Vendor and hold him harmless in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby which is caused by actions of the Purchaser or any of its affiliates.

Announcements

9.06 No announcement with respect to this Agreement will be made by any party hereto without the prior approval of the other parties. The foregoing will not apply to any announcement by any party required in order to comply with laws pertaining to timely disclosure, provided that such party consults with the other parties before making any such announcement.

Assignment

9.07 This rights of the Vendor and Purchaser hereunder shall not be assignable without the written consent of the other party.

Successors and Assigns

9.08 This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, trustees, successors and permitted assigns, as the case may be. Nothing herein, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Entire Agreement

9.09 This Agreement and the Schedules referred to herein constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof. None of the parties hereto shall be bound or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth in this Agreement or in the Schedules, documents and instruments to be delivered on or before the Closing Date pursuant to this Agreement. The parties hereto further acknowledge and agree that, in entering into this Agreement and in delivering the Schedules, documents and instruments to be delivered on or before the Closing Date, they have not in any way relied, and will not in any way rely, upon any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth in this Agreement or in such Schedules, documents or instruments.

Waiver

9.10 Any party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive any term or condition hereof at any time on or prior to the Closing Time; provided, however, that such waiver shall be evidenced by written instrument duly executed on behalf of such party.

Amendments

9.11 No modification or amendment to this Agreement may be made unless agreed to by the parties hereto in writing.

Facsimile Transmission

9.12 The parties hereto agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of this Agreement bearing original signatures forthwith upon demand.


IN WITNESS WHEREOF, the parties hereto have duly executed this agreement under seal as of the day and year first above written.

                              GLOBESAT HOLDING CORP.


                              By: /S/ Lee A. Greenspoon
                              Lee A. Greenspoon
                              President and Chief Operating Officer


__________________________    By: /S/ Ricard Schapler
Witness                       RICHARD SCHAPLER



                                Schedule "A"

                                 CONTRACTS



Reference #    Date           Party          Product   Form        Total Troy
                                                                   Ounces

AU/IMS/        May 29, 1997   Dinardo Int'l  Au gold   12.5 kilobars  19,288.6
DI-00197                      and Dawkins &
                              Associates

CD001-05-97    May 30, 1997   Gladstone Group Au gold   dust or bars  83,900
                              Inc.


                               Schedule "B"

                   CONSTATING DOCUMENTS OF THE CORPORATION


Certificate of Incorporation, Memorandum of Association and Articles of Association dated January 16, 1995.


                               Schedule "C"

                         LICENSES OF THE CORPORATION


Nil
                               Schedule "D"

                 DEPOSIT ACCOUNTS AND SAFE DEPOSIT BOXES
                            OF THE CORPORATION



Bank Accounts

     1. EuroCanadian Bank & Trust Co. Ltd.
     P.O. Box N3742
     Nassau, Bahamas

Custodial Account _______________ (intentionally left blank)

     2. Royal Bank of Canada Grand Cayman
     P.O. Box 245 George Town
     Grand Cayman, Cayman Islands
     B.W.I.

Account _______________  (intentionally left blank)

Safety Deposit Bank

Nil
                               Schedule "E"

                    CONSTATING DOCUMENTS OF THE PURCHASER



Certificate and Articles of Incorporation of Sure Investment Company dated November 20, 1980.

Certificate and Articles of Amendment of Sure Investment Company dated November 2, 1987.

Certificate and Articles of Amendment of Globesat Holding Corp. dated April 2, 1990.

By-Laws of Sure Investment Company dated November 21, 1980.

By-Laws of Globesat Holding Corp. dated January 18, 1996.


                              Schedule "F"

                 DEPOSIT ACCOUNTS AND SAFE DEPOSIT BOXES
                             OF THE PURCHASER


Bank Accounts

1.   The Toronto-Dominion Bank
     Bayview Mall
     3276 Bayview Avenue
     Willowdale, Ontario
     M2K 1G4

U.S. Current Account ____________ (intentionally left blank)

2.   The Toronto-Dominion Bank
     Bayview Mall
     3276 Bayview Avenue
     Willowdale, Ontario
     M2K 1G4

Account _________________ (intentionally left blank)

Safety Deposit Bank

Nil

                               Schedule "G"

                           MANAGEMENT AGREEMENT


THIS AGREEMENT is made and entered into this          day of
, 1997,    by and between Slalom Investments Ltd. (hereinafter referred to as
"Slalom"), Richard S. Schapler ("Schapler") and International Monetary Services Inc. (hereinafter referred to as "International");

WHEREAS, Slalom is an exempt Cayman Islands Corporation involved in the business of providing management services to various corporations; and

WHEREAS, Schapler is the sole shareholder of Slalom; and

WHEREAS, International is an exempt Cayman Islands Corporation involved in the precious metals industry, on a World Wide Basis, and is desirous of contracting the management services of Slalom;

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, each to the other in hand paid, the parties agree as follows:

1. During the term of this Agreement and any renewal hereof, Slalom shall, and Schapler shall cause Slalom to, manage the day-to-day business affairs of International which, among other things, shall include: mining contract procurement, contract administration, shipment fundings, all aspects of banking relative to shipment fundings, banking relationships for the purpose of procuring the necessary financing for performance guarantees, management of trading relationships, procurement and management refining company relationships, and all other things necessary for the day-to-day conduct of International's business. For greater certainty, during the term of this Agreement and any renewals hereof Slalom shall make available to International the services of Schapler in whatever capacity as International shall reasonably require. Slalom and Schapler shall devote such time and attention to the business and affairs of International as is reasonably necessary to discharge their duties hereunder.

2. International shall remunerate Slalom for the management services described in paragraph 1. hereinabove, at a rate of 10% of the Gross Volume Discount (as defined in the subject contracts) earned by and paid to International on all completed shipments relative to all contracts procured. Said remuneration shall be payable to Slalom immediately upon the completion of funding of each and every shipment received by International on all contracts.

3. Slalom further agrees, and Schapler agrees to cause Slalom, to: (a) conform to all laws, customs and standards of professional ethics and practices as may be from time to time applicable during the term of this agreement; (b) keep and maintain or cause to be kept and maintained, appropriate records relating to all services rendered by Slalom; (c) prepare and attend to all reports, claims and correspondence necessary in connection with the performance of Slalom's duties hereunder; (e) strictly adhere to, and be subject to all policies, rules and regulations that have now or may hereafter be established by International.

4. The term of this agreement shall be ten (10) years. This agreement shall renew for like term unless International or Slalom provides ninety (90) days advance written notice of non-renewal to International on the same terms and conditions as contained herein. In the event of non-renewal, Slalom shall continue to be paid on all outstanding contracts until the completion of all relative contracts, and any renewals thereon, at the same rate as described in paragraph 2. hereinabove.

5. Slalom, Schapler and International jointly and severally agree that the non-circumvention regulation as stated in the International Chamber of Commerce 1993 edition and amendments thereto shall apply to this agreement as if specifically incorporated into this agreement. The provisions of this clause shall remain in effect in perpetuity notwithstanding any termination of this agreement.

6. International, Schapler and Slalom herein agree jointly and severally to honor and abide by the confidentiality laws of the Cayman Islands, as amended from time to time, as it pertains to all aspects of the business conducted under this agreement, and in so doing bind their respective officers, directors, employees, heirs and assigns to said confidentiality laws.

7. This agreement may not be terminated without the express mutual written agreement of each of the parties hereto.

8. International and Slalom warrant that they each have full and complete authority with responsibility to enter into and execute this agreement and bind their respective principals to the terms, conditions, covenants and agreements set forth herein.

9. Venue shall be exclusively in the courts of the Cayman Islands. In the event of litigation between the parties, the prevailing party shall be awarded legal expenses and costs.

10. Either party may assign its interests and delegate its duties and responsibilities hereunder, subject to the written consent of the other parties hereto.

11. This agreement shall be binding upon and enure to the benefit of the parties, their legal representatives, successors and permitted assigns.

12. All notices, designations, consents, offers, acceptances or other communications required or allowed to be given hereunder shall be sufficient if sent to the parties at the addresses set forth below, or other addresses as either party may hereafter designate in writing, postage prepaid, via certified or registered mail, return receipt requested, or prepaid telex, cable, fax or telegram. Such notice shall be deemed given at the time it is received by the receiving party.

13. This agreement represents the only present understanding between the parties hereto and any prior agreements, be they oral or written, are deemed merged herein, and shall be superseded by this agreement.

14. All warranties and representations herein shall survive the closing of this agreement.

15. This agreement may not be amended, altered or changed in any provision except by writing duly executed by each party.

16.       This agreement shall be construed under the Laws of the Cayman
Islands.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date written above.

                                   INTERNATIONAL MONETARY
                                   SERVICES INC.
                                   P.O. Box 866
                                   Anderson Square Building
                                   George Town, Grand Cayman
                                   Cayman Islands, B.W.I.

                                   Per:
                                   Mr. Richard S. Schapler - Director


                                   SLALOM INVESTMENTS LTD.
                                   P.O. Box 866
                                   Anderson Square Building
                                   George Town, Grand Cayman
                                   Cayman Islands, B.W.I.


                                   Per:

                                   Mr. Richard S. Schapler - Director



____________________________             ___________________________________
Witness                                  RICHARD SCHAPLER



                               Schedule "H"

                          CERTIFICATE OF THE VENDOR


          TO:      GLOBESAT HOLDING CORP. (the "Purchaser")

          RE: Share purchase agreement (the "Purchase Agreement") dated n, 1997 between the Purchaser and Richard Schapler


Pursuant to subsection 6.01(2) of the Purchase Agreement, the undersigned hereby certifies that:

          (i) he has made due inquiry and reviewed such agreements, documents and other documents as may be required in order to give this certificate;

          (ii) the representations and warranties of the undersigned contained in the Purchase Agreement or in any documents delivered in order to carry out the transactions contemplated thereby are true and correct as at the Closing Time (as defined in the Purchase Agreement) with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in the Purchase Agreement or in any schedule thereto or other document made pursuant thereto is given); and

          (iii) the undersigned has complied with all covenants and agreements agreed to be performed or caused to be performed by him in the Purchase Agreement at or prior to the Closing Time.

DATED this               day of June, 1997.


SIGNED, SEALED AND DELIVERED  )
in the presence of            )
)
)
                              )
Witness                       )    RICHARD SCHAPLER



                               Schedule "I"

                            INTENTIONALLY DELETED



                               Schedule "J"

                       CERTIFICATE OF THE PURCHASER



          TO:      RICHARD SCHAPLER (the "Vendor")

          RE: Share purchase agreement (the "Purchase Agreement") dated n, 1997 between the Vendor and Globesat Holding Corp.


Pursuant to subsection 6.03(1) of the Purchase Agreement, the undersigned hereby certifies that:

          (i) its officer signing this certificate has made due inquiry and reviewed such agreements, documents and other materials and had consultations with the other directors and officers of the undersigned, as applicable, as may be required in order to give this certificate;

          (ii) the representations and warranties of the undersigned contained in the Purchase Agreement or in any documents delivered in order to carry out the transactions contemplated thereby are true and correct as at the Closing Time (as defined in the Purchase Agreement) with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in the Purchase Agreement or in any schedule thereto or other document made pursuant thereto is given); and

          (iii) the undersigned has complied with all covenants and agreements agreed to be performed or caused to be performed by it in the Purchase Agreement at or prior to the Closing Time.

DATED this           day of June, 1997.


                              GLOBESAT HOLDING CORP.


By:




                          EXHIBIT 10.2

                     SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 11th day of June, 1997.

B E T W E E N:


               GLOBESAT HOLDING CORP., a corporation incorporated under the laws of the State of Utah,

               (hereinafter referred to as the "Vendor"),

                                                         OF THE FIRST PART,

                                  - and -


               MEL GREENSPOON, an individual residing in the Province of Ontario,

               (hereinafter referred to as the "Purchaser"),

                                                        OF THE SECOND PART.

WHEREAS the Vendor owns all of the issued and outstanding shares in the common stock of Windsor Acquisition Corp. (the "Purchased Shares");

AND WHEREAS the Vendor has agreed to sell and the Purchaser has agreed to purchase the Purchased Shares on the terms and conditions hereinafter set out;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements herein contained, it is agreed by and between the parties hereto as follows:

1.        Purchase and Sale of the Purchased Shares

1.1 Subject to the terms and conditions of this agreement, the Vendor shall sell, assign and transfer unto the Purchaser and the Purchaser shall purchase from the Vendor all of the Purchased Shares for a purchase price
(the "Purchase Price") equal to the fair market value of the Purchased Shares as at the date hereof, which the parties have agreed is an aggregate of $1.00.

1.2 The Purchase Price shall be paid and satisfied by the issuance by the Purchaser to the Vendor of a cheque payable to the Vendor at the Time of Closing (as hereinafter defined).

2.        Adjustment

2.1 It is intended by the parties hereto that the Purchase Price shall be the fair market value of the Purchased Shares, and the Vendor and the Purchaser shall have made a reasonable effort to determine the fair market value. In the event that any taxing authority disputes such fair market value, the parties hereto agree to adjust the fair market value to an amount that is mutually agreeable to both the parties hereto and to such taxing authority or authorities.

3.        Representation and Warranties

3.1 The Vendor hereby represents and warrants to the Purchaser as follows and hereby acknowledges and confirms that the Purchaser is relying on such representations and warranties in connection with the purchase by the Purchaser of the Purchased Shares:

          (a) the Purchased Shares are beneficially owned by the Vendor with good and marketable title thereto, free and clear of all mortgages, liens, charges, pledges, claims, security interests and other encumbrances whatsoever; and

          (b) no person, firm or corporation has any agreement (other than this agreement) or option or right capable of becoming an agreement or option for the purchase from the Vendor of the Purchased Shares.

3.2 The Vendor and the Purchaser hereby represent and warrant each to the other that this agreement has been duly executed and delivered by the respective party and is a valid and binding obligation enforceable in accordance with its terms.

4.          Covenants

4.1 The Vendor hereby covenants to the Purchaser that it will do or cause to be done the following:

          (a) Transfer of Purchased Shares. At or before the Time of Closing, the Vendor will cause all necessary steps to be taken in order to permit the Purchased Shares to be duly and regularly transferred to the Purchaser.

4.2 The Purchaser covenants to the Vendor that it will do or cause to be done the following:

5.        Closing

5.1 The closing of the purchase and sale of the Purchased Shares shall take place contemporaneously with the execution of this agreement. The actual time when such closing is to take place being herein referred to as the "Time of Closing".

5.2 At the Time of Closing, the Vendor shall deliver to the Purchaser certificates representing the Purchased Shares duly endorsed in blank for transfer, in respect of such shares.

6.        General

6.1 The covenants, representations and warranties herein contained shall survive the closing of the purchase and sale of the Purchased Shares herein provided for and notwithstanding such closing, shall continue in full force and effect for the respective benefit of the Purchaser and the Vendor, as the case may be, for a period of two years following the Time of Closing.

6.2 This agreement may be executed in one or more counterparts, each of which when so executed shall constitute an original and all of which together shall constitute one and the same agreement.

6.3 This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

6.4 The provisions of this agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.


IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and date first above written.


SIGNED, SEALED AND DELIVERED       )
     in the presence of:                     )
)
)
)    /S/
)    MEL B. GREENSPOON


GLOBESAT HOLDING CORP.


By:/S/ Lee A. Greenspoon
Authorized Signing Officer





                          EXHIBIT 10.3

                    SHARE PURCHASE AGREEMENT


THIS AGREEMENT is made as of the 11th day of June, 1997.

B E T W E E N:


               GLOBESAT HOLDING CORP., a corporation incorporated under the laws of the State of Utah,

               (hereinafter referred to as the "Vendor"),

                                                         OF THE FIRST PART,

                                  - and -


               MEL B. GREENSPOON, an individual residing in the Province of Ontario,

               (hereinafter referred to as the "Purchaser"),

                                                        OF THE SECOND PART.

WHEREAS the Vendor owns all of the issued and outstanding shares in the common stock of Globesat Infrastructure Technologies Corp. (the "Purchased Shares");

AND WHEREAS the Vendor has agreed to sell and the Purchaser has agreed to purchase the Purchased Shares on the terms and conditions hereinafter set out;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements herein contained, it is agreed by and between the parties hereto as follows:

1.        Purchase and Sale of the Purchased Shares

1.1 Subject to the terms and conditions of this agreement, the Vendor shall sell, assign and transfer unto the Purchaser and the Purchaser shall purchase from the Vendor all of the Purchased Shares for a purchase price
(the "Purchase Price") equal to the fair market value of the Purchased Shares as at the date hereof, which the parties have agreed is an aggregate of $1.00.

1.2 The Purchase Price shall be paid and satisfied by the issuance by the Purchaser to the Vendor of a cheque payable to the Vendor at the Time of Closing (as hereinafter defined).

2.        Representations and Warranties

2.1 The Vendor hereby represents and warrants to the Purchaser as follows and hereby acknowledges and confirms that the Purchaser is relying on such representations and warranties in connection with the purchase by the Purchaser of the Purchased Shares:

          (a) the Purchased Shares are beneficially owned by the Vendor with good and marketable title thereto, free and clear of all mortgages, liens, charges, pledges, claims, security interests and other encumbrances whatsoever;

          (b) no person, firm or corporation has any agreement (other than this agreement) or option or right capable of becoming an agreement or option for the purchase from the Vendor of the Purchased Shares; and

          (c) the Vendor has provided the Purchaser with all material information with respect to the Vendor and there is no fact which the Vendor has not disclosed to the Purchaser which has had, or so far as it can now reasonably foresee, will have a material adverse affect on the business of the Vendor.

2.2 The Vendor and the Purchaser hereby represent and warrant each to the other that this agreement has been duly executed and delivered by the respective party and is a valid and binding obligation enforceable in accordance with its terms.

3.          Covenants

3.1 The Vendor hereby covenants to the Purchaser that, at or before the Time of Closing, it will cause all necessary steps to be taken in order to permit the Purchased Shares to be duly and regularly transferred to the Purchaser.

4         Closing

4.1 The closing of the purchase and sale of the Purchased Shares shall take place contemporaneously with the execution of this agreement.
The actual time when such closing is to take place being herein referred to as the "Time of Closing".

4.2 At the Time of Closing, the Vendor shall deliver to the Purchaser certificates representing the Purchased Shares duly endorsed in blank for transfer, in respect of such shares.

5.        General

5.1 The covenants, representations and warranties herein contained shall survive the closing of the purchase and sale of the Purchased Shares herein provided for and notwithstanding such closing, shall continue in full force and effect for the respective benefit of the Purchaser and the Vendor, as the case may be, for a period of two years following the Time of Closing.

5.2 This agreement may be executed in one or more counterparts, each of which when so executed shall constitute an original and all of which together shall constitute one and the same agreement.

5.3 This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

5.4 The provisions of this agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.


IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and date first above written.


SIGNED, SEALED AND DELIVERED       )
     in the presence of:                     )
)
)
)    /S/
)    MEL B. GREENSPOON


GLOBESAT HOLDING CORP.
/S/ Lee A. Greenspoon
Authorised Signing Officer